UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On November 15, 2017, MB Financial, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named therein, relating to the issuance and sale by the Company of 8,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Company’s 6.00% Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), par value $0.01 per share and with a liquidation value of $1,000 per share ($25 per Depositary Share), at a public offering price of $25 per Depositary Share (the “Offering”).  The Company estimates that the net proceeds from the Offering will be approximately $194.4 million, after deducting underwriting commissions and expenses.  The Company intends to use the net proceeds of the Offering to fund the redemption of some or all of the 4,000,000 outstanding shares of the Company’s Perpetual Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), at a per share redemption price of $25 plus the per share amount of any dividends that have been declared but not paid prior to the redemption date, and for general corporate purposes, which may include the repayment of indebtedness. The Company must obtain the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to redeem its Series A Preferred Stock. The Offering is expected to be completed on November 22, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Underwriting Agreement. These representations, warranties and covenants are not representations of factual information to investors about the Underwriting Agreement, and the sale of any Depositary Shares pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders

On November 21, 2017, in connection with the Offering, the Company filed articles supplementary to its charter (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland (the “Maryland Department”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Series C Preferred Stock.  Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series C Preferred Stock represented by the Depositary Share.

The Series C Preferred Stock ranks senior to the Company’s junior stock, including the Company’s common stock and any other class or series of stock of the Company authorized in the future over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; equally with each other series of parity stock, including the Series A Preferred Stock, and any other class or series of stock the Company may issue in the future that, by its terms, ranks equally to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; and junior to any class or series of stock the Company may issue in the future that ranks senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, and to all of the Company’s existing and future debt obligations.

Under the terms of the Series C Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a distribution on its common stock or any stock ranking on a parity with or junior to the Series C Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series C Preferred Stock for the most recently completed dividend period (described below), or, in the case of a liquidation payment, does not pay to holders of the Series C Preferred Stock the liquidation value of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The foregoing description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 5.03                                           Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2017, the Company filed the Articles Supplementary with the Maryland Department, which became effective upon the acceptance of the Articles Supplementary for record by the Maryland Department, supplementing the Company’s charter by establishing the newly authorized Series C Preferred Stock of the Company consisting of 200,000 authorized shares.

Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company (the “Board”) or a duly authorized committee of the Board, non-cumulative cash dividends based on the liquidation preference at a rate equal to 6.00% per annum for each dividend period from the original issue date of the Series C Preferred Stock to, but excluding, the redemption date of the Series C Preferred Stock, if any. If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series C Preferred Stock quarterly, in arrears, on, February 25, May 25, August 25 and November 25 of each year, beginning on February 25, 2018.  A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Stock and will end on and include February 24, 2018.

The Series C Preferred Stock has a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series C Preferred Stock only to the extent the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series C Preferred Stock, and pro rata with any other shares of the Company’s stock ranking on parity with the Series C Preferred Stock.

The Series C Preferred Stock does not have any maturity date. The Series C Preferred Stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after November 25, 2022 at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Articles Supplementary), at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date. If the Company redeems the Series C Preferred Stock, the depositary under the deposit agreement for the Depositary Shares will redeem a proportionate number of Depositary Shares. Redemption of the Series C Preferred Stock is subject to the Company’s receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital regulations or guidelines of the Federal Reserve applicable to the redemption of the Series C Preferred Stock. The Series C Preferred Stock has no preemptive or conversion rights.

The Series C Preferred Stock has no voting rights except with respect to (i) authorizing or increasing the authorized amount of stock senior to the Series C Preferred Stock, (ii) certain share exchanges, reclassifications, mergers or consolidations; (iii) certain changes in the terms of the Series C Preferred Stock; (iv) in the case of certain dividend non-payments; and (v) as otherwise required by Maryland law. The foregoing description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.1 hereto and are incorporated by reference herein.

Forward-Looking Statements

Statements in this report that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in such statements, including the anticipated amount and use of the net proceeds of the Offering, the expected completion date of the Offering and various other factors, including those set forth in the prospectus supplement filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 17, 2017 for the Offering and in other documents filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits are being filed herewith:

1.1

Underwriting Agreement, dated as of November 15, 2017, between MB Financial, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named therein

3.1	Articles Supplementary for 6.00% Non-Cumulative Perpetual Preferred Stock, Series C

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: November 21, 2017	By:	/s/ Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer